EXHIBIT 10 (B)



                              EMPLOYMENT AGREEMENT



                  This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 1st day of July, 2003, BY AND BETWEEN WARRANTECH CORPORATION, a corporation organized under the laws of the State of Delaware (the "Company"), and JOEL SAN ANTONIO (the "Executive").

                                   WITNESSETH:

                  WHEREAS,   the   Executive  has  been   instrumental   in  the
development of the Company since its inception and the Company desires to continue the services of the Executive; and

                  WHEREAS, the parties are desirous of entering into this Agreement in order to ensure the Company of the valuable services of the Executive pursuant to the terms and conditions contained herein;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereby agree as follows:

1.       EMPLOYMENT CONDITIONS

           (a) Effective upon the commencement of the Term hereof (as defined in Section 2), the Company hereby employs the Executive as its Chairman and Chief Executive Officer and the Executive hereby accepts such employment, on the terms and conditions hereinafter set forth. As Chairman and Chief Executive Officer, the Executive shall report only to the Board of Directors of the Company. In addition, for as long as the Executive shall be employed by the Company, the Executive shall be nominated for election to the Board of Directors of the Company, and the Company shall use its best efforts to cause the election of the Executive as Director. Each of the parties hereto agrees that the failure of the Executive to be duly and validly elected as a Director (for any reason other than refusal of the Executive to stand for election or re-election) or any removal of the Executive as a Director, shall constitute a material breach of this Agreement by the Company.

2.       TERM

         The initial Term of the Executive's engagement hereunder (the "Initial Term") shall commence as of July 1, 2003 (the "Commencement Date") and shall terminate on June 30, 2008. Upon the expiration of the Initial Term, this Agreement shall automatically renew for successive periods of one-year (each, a "Renewal Term" and collectively with the Initial Term, the "Term") unless either party shall give the other written notice of non-renewal not less than 90 days prior to the expiration of the Initial Term or any Renewal Term. The Executive's base salary under any Renewal Term shall be not less than the final base salary in effect at the end of the prior term.



3.       DUTIES OF EXECUTIVE

         (a) The Executive shall be the Chief Executive Officer of the Company (and any and all of its subsidiaries) and shall perform the services and duties attendant to such position and attendant to the office of Chairman as set forth in this Agreement or in the By-Laws of the Company, subject to the direction and


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supervision  of the Board of  Directors  of the  Company.  As Chairman and Chief
Executive Officer of the Company, the Executive shall report only to the Board of Directors of the Company, and shall have powers and authority superior to those of any officer or employee of the Company or any subsidiary thereof.

         (b) Anything contained in Section 3 (a) hereof or in any other provision of this Agreement to the contrary notwithstanding, nothing shall be construed to limit the ability of the Executive to serve on the Boards of Directors or as Chairman of such other corporations, trade associations, charitable organizations or other entities as the Executive shall from time-to-time deem appropriate, and to engage in such other activities as the Executive shall deem not to be in conflict with his duties to the Company.

4.       COMPENSATION

         (a) Base Annual Salary. Subject to any other provision of this Agreement, the Executive shall receive a base annual salary in the amount of $595,000 per annum (which amount shall be payable effective as of July 1, 2003) (the "Base Salary Amount"), payable in equal bi-weekly payments (less applicable withholding taxes) in accordance with the usual payroll practices of the Company.

         (b) Cash Incentive Bonus. The Executive shall be entitled to a cash incentive bonus in an amount equal to two percent (2%) of the after-tax net income of the Company, determined in accordance with generally accepted accounting principles ("GAAP"). The calculation and distribution of such incentive bonus amount shall be made quarterly, within forty-five (45) days after the conclusion of each calendar quarter. Such calculations and distributions shall be cumulative within each fiscal year of the Company, such that if at the conclusion of any fiscal year it is determined that the bonus award previously distributed hereunder exceeds (or falls short of) the amount to which the Executive shall be entitled, the Company shall promptly notify the Executive of the amount of such excess (or arrearage). The amount of any such arrearage shall be paid by the Company to the Executive in a lump sum, within ten (10) days following the computation of such amount. The amount of such excess payment, if any, shall be refunded by the Executive to the Company, provided, however, that such repayment shall be accomplished by reducing each of the four quarterly incentive bonus payments in the succeeding year by an amount equal to twenty-five (25%) percent of such overpayment. Notwithstanding anything contained herein to the contrary, in any year during or after which a Change in Control (as hereinafter defined) shall have occurred, the amount of the cash incentive bonus payable pursuant to this paragraph 4(b) shall not be less than the amount of the cash incentive bonus paid during the immediately preceding year.



5.       EMPLOYEE BENEFITS

           (a) In addition to the compensation and other benefits provided for elsewhere in this Agreement, the Executive shall be entitled to eight (8) weeks of paid vacation during each year, as well as to health, life insurance, pension, supplemental pension, savings, stock award, stock option and other employment benefits which are provided to other executive officers and employees of the Company, to be reimbursed by the Company for ordinary and necessary business expenses incurred by the Executive and to participate in all employee benefit plans of the Company as in effect on the date hereof and/or as adopted or modified from time-to-time after the date hereof. The Company shall not terminate any such employee benefits or employee benefit plans which are in effect on the date hereof.

           (b) In addition to any other life insurance maintained pursuant to paragraph 5(a) above, the Company shall, to the extent permitted by law, continue to maintain in full force and effect for the benefit of the Executive, the "split dollar" life insurance arrangement presently in effect with respect to the two policies insuring the Executive having policy numbers 1042887 and 1026492.


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           (c) In  addition  to  any  other  insurance  maintained  pursuant  to paragraph 5(a) above, the Company shall maintain, in full and effect, for the benefit of the Executive, long term disability insurance, on terms reasonably satisfactory to the Executive.

           (d) The Company shall provide the Executive with an automobile expense allowance of not less than $12,000 per year.

6.       COUNSEL FEES AND INDEMNIFICATION

         The Company shall pay, or reimburse to the Executive, the fees and expenses of personal counsel for their professional services rendered to the Executive in connection with this Employment Agreement and any other agreement or benefit plan entered into or adopted in connection herewith and matters related hereto and thereto, including in connection with any enforcement hereof and thereof. Without limiting the foregoing, in the event that (i) the Company terminates, or seeks to terminate this Agreement, alleging as justification for such termination "good cause" as specified in Section 8(b) hereof and the Executive disputes such termination or attempted termination, or (ii) the Executive elects to terminate this Agreement pursuant to Section 8(c) hereof and the Company disputes its obligations pursuant to Section 8 or any other provision of this Agreement, the Company shall pay, or reimburse to the Executive, all reasonable costs incurred by the Executive in such dispute, including attorneys' fees and costs.

7.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY

           (a) The Company hereby represents and warrants to, and agrees with, the Executive as follows:

                  (i) the Executive is and shall continue to be covered and insured up to the maximum limits provided by all insurance which the Company maintains to indemnify its directors and officers (and to indemnify the Company for any obligations which it incurs as a result of its undertaking to indemnify its officers and directors);

                  (ii) that the Company will continue to maintain in full force and effect such insurance, at not less than its present limits, in effect throughout the Term of this Agreement (or any renewal or continuation hereof);

                  (iii) this Agreement, and each of the terms and provisions hereof, including, without limitation the undertakings with respect to payment, indemnification and maintenance of insurance set forth in Sections 6 and 7 hereof, do not violate or conflict with any provisions of the Certificate of Incorporation and Bylaws of the Company, (B) any agreement by which the Company is bound, or (C) any federal, state or local law, rule, regulation or judicial order; this Agreement has been duly and validly authorized, executed and delivered by the Company, and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

                  (iv) the Company has all power and authority necessary to enter into this Agreement in accordance with its terms;

                  (v) this Agreement, and the employment of the Executive by the Company have been duly approved by the Board of Directors of the Company;

                  (vi) during the Term hereof, the Company will not change the corporate title of the Executive or alter or diminish the powers, duties and authority of the Executive in his position as Chairman and Chief Executive Officer of the Company (or any subsidiary of the Company), nor will the Company change by more than twenty-five (25) miles the location of the offices in which Executive's services are to be performed (i.e., Stamford, Connecticut), or take any other action which would constitute "Good Reason" as defined in Section 8 (c) hereof if such action were to occur following a "Change in Control" as defined in Section 8 (c) hereof;


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                  (vii)  except  as  otherwise  prohibited  by  law  or  by  the
        Company's Certificate of Incorporation and By-laws, the Company shall indemnify and hold harmless the Executive to the fullest extent permitted by applicable law, and, shall advance to the Executive the reasonable costs and expenses, including, but not limited to, the reasonable attorneys fees of Executive's attorneys, incurred by the Executive in connection with investigating and/or defending any claim or other matter covered by the Company's indemnification obligation, subject to receiving a written undertaking from the Executive to repay such amounts if and to the extent that a court or other tribunal of competent jurisdiction subsequently determines that the Executive was not entitled to indemnification hereunder. To the extent that the
        Company's   Certificate  of  Incorporation,   By-laws,   resolutions  of
        Company's Board of Directors or stockholders, or other corporate acts, agreements or instruments of the Company, each as in effect on the date
        hereof,    confer    additional   or   specific   rights   relating   to
        indemnification, advancement of expenses of directors and officers, agents or others, the Executive shall continue to be entitled to such rights, which rights may not be diminished by subsequent modification or amendment; and

                  (viii) each of the persons executing this Agreement hereby acknowledges and agrees that, in entering into this Agreement, the Executive has relied on each of the representations and warranties and agreements of the Company contained herein and failure of the Company to comply with or perform any of such representations, warranties or agreements shall constitute the material breach by the Company of this Agreement.

8.       TERMINATION

        This Agreement may be terminated only as follows:

           (a) Termination by the Company Other than for Good Cause. If the Company shall terminate the employment of the Executive during the Term other than for "good cause", as defined herein, then the Executive shall be entitled to receive the following:

                  (i) payment of cash in an amount equal to the greater of (A) the Base Salary Amount (as in effect on the date of such termination) for the remainder of the Term or (B) three year's Base Salary Amount (as in effect on the date of such termination);

                  (ii) the bonus amount payable pursuant to Section 4(b) hereof, which amount shall be pro rated in the case of any partial period; and

                  (iii) any and all unvested stock options, restricted stock awards or similar items subject to future vesting shall immediately become 100% vested without any further action on the part of the Executive.

           (b) Termination by the Company for Good Cause.  Except as provided in
Section 8 (d) below, this Agreement may only be terminated by the Company, upon written notice to the Executive, for "good cause" as hereinafter defined. For purposes of this Section 8(b) "good cause" shall mean the willful and continued failure of the Executive to perform his duties or the willful engaging by the Executive in illegal conduct or gross misconduct materially injurious to the Company. If the Company desires to terminate the employment of the Executive pursuant to this Section 8(b) the Company shall first send notice to the Executive describing the action constituting the act of breach or default and on receipt thereof the Executive shall have thirty (30) days in which to cure such breach or default. Upon termination in accordance with the provisions of this
Section 8 (b) the Company shall be obligated to pay to the Executive the annualized Base Salary Amount only through the period ending on the last day of the month in which such termination occurs, plus such other amounts as are payable to the Executive pursuant to this Agreement and which have accrued as of the last day of the month in which such termination occurs (including the pro-rating of amounts in respect of any partial period).


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           (c) Termination by the Executive by Resignation upon Breach or Change in Control.

         (i) This Agreement may be terminated by the Executive, upon written notice to the Company,

                (A) for breach by the Company of any of the terms or provisions hereof or any other agreement or benefit plan entered into or adopted in connection herewith,

                (B)  during  the  "Window  Period"  (as   hereinafter   defined)
                following a "Change in Control" of the Company as hereinafter defined, or

                (C) upon the occurrence of "Good Reason" (as hereinafter defined) following a "Change in Control" of the Company as hereinafter defined.

Upon any such termination in accordance with this Section 8 (c), the Executive shall be entitled to receive payments in the same amounts and acceleration of vesting or other benefit as would be payable or would occur upon termination of the Executive by the Company other than for "good cause" as provided in Section 8(a) hereof.

         (ii) For purposes of this Agreement, a "Change in Control" of the Company shall mean any of the following events:

                              (A) An  acquisition  (whether  directly  from  the
                Company or otherwise) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13 (d) or 14 (d) of the Securities and Exchange Act of 1934, as amended (the "1934 Act")) (other than the Executive or an entity controlled by the Executive), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934
                Act) of forty percent (40%) or more of the combined voting power of the Company's then outstanding Voting Securities.

                              (B) The  individuals  who, as of the date  hereof,
                are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least sixty percent (60%) of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least sixty percent (60%) of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                              (C)   Approval  by  the  Board  of   Directors  or
                stockholders of the Company, or execution by the Company of any agreement with respect to, or the consummation of:

                                       (1)   A    merger,    consolidation    or
                             reorganization involving the Company;

                                       (2) A liquidation  or  dissolution  of or
                             appointment    of   a   receiver,    rehabilitator,
                             conservator or similar person for, the Company; or

                                       (3) An  agreement  for the  sale or other
                             disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

                              (D) Any other  change in "control" of the Company.
                For purposes of the immediately preceding sentence, the term "control" shall have the meaning ascribed thereto pursuant to Rule 405 of the Rules and Regulations of the Securities and Exchange Commission promulgated pursuant to the Securities Act of 1933, as amended.


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                    (iii)  Notwithstanding  anything contained in this Agreement to the contrary, if the Executive's employment is terminated prior to a Change in Control and the Executive reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party") or (ii) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to the Executive shall mean the date immediately prior to the date of such termination of the Executive's employment.

                    (iv) In order to provide the Executive with an incentive to remain with the Company for an appropriate period of transition following a Change in Control of the Company, for purposes of this Agreement the "Window Period" shall be the ninety (90) day period beginning on the date which is six
(6) months after the date of any Change in Control of the Company; provided, however, that if any such Change in Control shall occur within the last six (6) months of the Term of this Agreement, the Window Period shall be the last forty-five (45) days of the Term hereof (or such lesser period as shall remain in the Term hereof following such Change in Control) ; and provided, further, that if any such Change in Control shall occur during the last six (6) months of the Term of this Agreement, unless the Executive shall have given written notice to the contrary, the Executive shall without further action automatically be deemed to have given the written notice specified in Section 8(c)(i) hereof on the last day of the Term hereof (unless such notice shall have been previously given) and shall be entitled to receive the payments specified in such Section 8
(c) (i).

                    (v) For purposes of this Agreement, "Good Reason" shall mean the occurrence after a Change in Control of any of the events or conditions described in subsections (A) through (G) hereof:

                (A) a change in the Executive's status, title, position or responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgment, represents an adverse change from his status, title, position or responsibilities as in effect at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter; the assignment to the Executive of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with his status, title, position or responsibilities as in effect at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter; or any removal of the Executive from or failure to reappoint or reelect him to any of such offices or positions;

                (B) any failure to award the Executive bonus payments and/or increases in Base Annual Salary in a manner consistent with the practice of the Company prior to any such Change in Control;

                (C) the Company's requiring the Executive to be based at any place outside a 25-mile radius from Stamford, Connecticut, except for reasonably required travel on the Company's business (including such travel to Bedford, Texas) which is not materially greater than such travel requirements prior to the Change in Control;

                (D) the failure by the Company to (a) continue in effect (without reduction in benefit level, and/or reward opportunities) any material compensation or employee benefit plan in which the Executive was participating at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter, or (b) provide the Executive with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan, program and practice in which the Executive was participating at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter;

                (E) the insolvency or the filing (by any party, including the Company) of a petition for bankruptcy or similar insolvency of the Company, which petition is not dismissed within sixty (60) days;


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                (F) any material  breach by the Company of any provision of this
                Agreement;

                (G) any purported termination of the Executive's employment for "good cause" by the Company which does not comply with the terms of Section 8(b) hereof.

         (d) Termination by the Company upon Disability of the Executive. This Agreement may, at the option of the Company, be terminated by the Company, upon thirty (30) day's prior written notice to the Executive (or his personal representative), upon the Disability of the Executive as hereinafter defined. For purposes of this Section 8 (d) "Disability" shall mean if the Executive shall become physically or mentally disabled, whether totally or partially, so that he is unable to perform substantially all of his services hereunder for a period of twelve (12) consecutive months. Upon any such termination in accordance with this Section 8 (d), the Executive shall be entitled to receive payments of Base Salary Amount (as in effect on the date of such termination), together with such increases as would be applicable pursuant to Section 4 (a) hereof for a period of twelve (12) months from the effective date of such termination. In addition, the Executive shall be entitled to such other benefits as would be available upon termination of the Executive by the Company other than for "good cause" as provided in subsections (ii) and (iii) of Section 8 (a) hereof. Notwithstanding anything contained herein to the contrary, the cash payment pursuant to which the Executive shall be entitled pursuant to this
Section 8 (d) during the twelve-month period following any such termination shall be reduced, dollar-for-dollar by the amount of any disability insurance payment received by the Executive during such period pursuant to any disability insurance policy, the entire premium of which was paid for by the Company.

           (e) Termination by the Company upon Death of the Executive. This Agreement shall terminate upon death of the Executive. Upon any such termination in accordance with this Section 8 (e), the Executive (or his personal representative) shall be entitled to receive payment of cash in an amount equal to one year's Base Salary Amount (as in effect upon the date of such termination) plus the pro rata portion of any bonus payable pursuant to paragraph 4 (b) hereof through the date of such termination.

           (f) Payment Terms. Payment of any amounts to which the Executive shall be entitled pursuant to the provisions of this Section 8 shall be made no later than ten (10) days following receipt of notice of termination or the event giving rise to such termination. Any amounts payable pursuant to this Section 8 which are not made within the period specified in this Section 8 (f) shall bear interest at a rate equal to the lesser of (i) the maximum interest rate allowable pursuant to applicable law or (ii) five points above the "prime rate" of interest as published from time-to-time in the Eastern Edition of the Wall Street Journal.

           (g) Benefits. In the event the Executive's employment with the Company is terminated for any reason prior to the end of the Term, the Executive and his dependents, if any, will continue to participate in any group health plan sponsored by the Company in which the Executive was participating on the date of such termination, at no cost to the Executive or his dependents, for the remainder of the Term. Thereafter, the Executive and his dependents, if any, shall be entitled to elect continuation health coverage under Section 4980B of the Internal Revenue Code of 1986, as amended, or any successor provisions thereto, to the extent permitted by applicable law. In addition to any payments to which the Executive may be entitled upon termination of his Employment pursuant to any provision of this Agreement, the Executive shall be entitled to any benefits under any life insurance, pension, supplemental pension, savings, or other employee benefit plan in which the Executive was participating on the date of any such termination.

9.       LIMITATION ON PAYMENTS

           (a) In the event that Deloitte & Touche, LLP, or any successor tax accountants to the Company (the "Auditors") determine that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable (or distributed or distributable) pursuant to the terms of this Agreement or otherwise (a "Payment"), would be nondeductible by the Company for federal income tax purposes because of section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the aggregate present value of the


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

amounts payable or distributable to or for the benefit of the Executive pursuant to this Agreement (the "Agreement Payments") shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Section 9, the "Reduced Amount shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the Company because of section 280G of the Code.

           (b) If the Auditors determine that any Payment would be nondeductible by the Company because of section 280G of the Code, then the Company shall promptly give the Executive notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Executive may then elect, in his sole discretion, which and how much of the Agreement Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Agreement Payments equals the Reduced Amount) and shall advise the Company in writing of his election within 10 days of his receipt of notice. If no such election is made by the Executive within such 10-day period, then the Company may elect which and how much of the Agreement Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Agreement Payments equals the Reduced Amount) and shall notify the Employee promptly of such election. For purposes of this Section 9, present value shall be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the Auditors under this Section 9 shall be binding upon the Company and the Executive and shall be made within 60 days of the Executive's termination of employment. As promptly as practicable following such determination and the elections hereunder, the Company shall pay to or distribute to or for the benefit of the Executive such amounts as are then due to him under this Agreement and shall promptly pay to or distribute for the benefit of the Executive in the future such amounts as become due to him under this Agreement.

           c) As a result of the uncertainty in the application of section 280G of the Code at the time of the initial determination by the Auditors hereunder, it is possible that Agreement Payments will have been made by the Company which should not have been made (an "Overpayment") or that additional Agreement Payments which will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Executive which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Executive which he shall repay to the Company, together with interest at the applicable federal rate provided for in section 7872 (f) (2) of the Code; provided, however, that no amount shall be payable by the Executive to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the Auditors, based upon controlling precedent, determine that an Underpayment has occurred, such Underpayment shall promptly be paid by the Company to or for the benefit of the Executive, together with interest at the applicable federal rate provided for in section 7872 (f) (2) (A) of the Code.

10.      WAIVER

         No waiver of any provision of this Agreement shall be effective and enforceable unless set forth in a written instrument executed by the parties hereto. No waiver of any provision of this Agreement shall affect the validity or enforceability, or constitute a waiver of future enforcement, of such provision or of any other provision of this Agreement.

11.      GOVERNING LAW

           This Agreement shall in all respects be subject to, governed by and construed in accordance with the laws of the State of Connecticut.


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

12.      SEVERABILITY

         The invalidity or unenforceability of any provision of this Agreement shall not in any manner whatsoever affect the validity or enforceability of any other provision hereof. Whenever possible, this Agreement shall be construed to permit the full enforcement of each provision hereof, and any declaration of invalidity or unenforceability with regard to any provision hereof shall be construed to minimize the effect of such declaration.

13.      NOTICES

         All notices required or permitted hereunder shall be in writing and shall be sufficiently given if: (a) hand delivered (in which case the notice shall be effective upon delivery) ; (b) telecopied, provided that in such case a copy of such notice shall be concurrently sent by registered or certified mail, return receipt requested, postage prepaid (in which case the notice shall be effective one day following dispatch); (c) delivered by Express Mail, Federal Express or other nationally recognized overnight courier service (in which case the notice shall be effective one business day following dispatch) ; or (d) delivered or mailed by registered or certified mail, return receipt requested, postage prepaid (in which case the notice shall be effective three days following dispatch), to the parties at the following addresses and/or telecopier numbers, or to such other address or number as a party shall specify by written notice to the others in accordance with this Section.

                               If to the Company:

                                 Warrantech Corporation
                                 300 Atlantic Street
                                 Stamford, Connecticut 06901
                                 Attn: President
                                 Telecopier No.:  203-327-1587






                                 with a copy to:

                                Ralph A. Siciliano, Esq. Newman, Tannenbaum,
                                Helpern, Syracuse & Hirschtritt, LLP
                                900 Third Avenue
                                New York, New York 10022
                                Telecopier No.:  212-371-1084

                                If to Executive:

                                Joel San Antonio
                                ----------------------
                                ----------------------------


                                with a copy to:

                                Elizabeth Alcorn, Esq.
                                Thelen Reid & Priest LLP
                                875 Third Avenue
                                New York, New York 10022-6225
                                Telecopier No.:  (212) 829-2002

14.      DEATH OR DISABILITY

         In the event of the death or disability of the Executive, the Executive, his estate or his designated beneficiaries shall be entitled to the same compensation, rights and benefits as are referred to in Sections 8 and 9 hereof.

15.      BINDING EFFECT

         This Agreement together with any written amendments hereto, shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives. Except as otherwise provided in Section 14 hereof, this Agreement is not intended to confer any rights or remedies upon any person or entity other than the Executive and the Company.


16.      NO MITIGATION OF DAMAGES; NO SET-OFF

         In the event of any termination of this Agreement by either the Company or the Executive for any reason, the Executive shall not be required to seek comparable employment so as to minimize any obligation of the Company to compensate the Executive for any damages that he may suffer by reason of such termination or for any severance or other payment. No salary or other compensation received by the Executive in connection with any employment of the Executive after termination of the Executive's employment with the Company will reduce any amounts payable under this Agreement or any agreement entered into in connection herewith. There shall be no right of set-off or counterclaim on behalf of the Company, in respect of any claim, debt or obligation, against any payments to the Executive, his dependents, beneficiaries or estate provided for in this Agreement.

17.      AMENDMENTS

         No provision of this Agreement may be modified, altered or amended except by written agreement executed by all of the parties hereto.

18.      ENTIRE AGREEMENT

         This Agreement and any benefit plans of the Company are intended by the parties as the final expression of their agreement and intended to be a complete and exclusive statement of the agreements and understandings of the parties hereto in respect of the subject matter contained herein or in such letter agreements. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

19.      HEADINGS

         The various headings set forth in this Agreement are inserted for reference purposes only and shall in no way effect the meaning or intent of any provision hereof.

20.      INTERPRETATION

         It is expressly agreed by the parties that the authorship of this Agreement will have no bearing upon its interpretation. Each of the parties hereto acknowledges and agrees that the terms and provisions of this Agreement are fair and reasonable and that no such term or provision shall in any event be deemed a penalty.

21.      COUNTERPARTS

         This Agreement may be executed in counterparts each of which shall be deemed an original but all of which together shall constitute a single instrument.


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

22.      DISPUTE RESOLUTION

         At the sole election of the Executive, any dispute arising pursuant to this Agreement may be resolved pursuant to an arbitration proceeding conducted by a panel of three neutral arbitrators in accordance with the commercial arbitration rules of the American Arbitration Association. Any such proceedings will be held in Stamford, Connecticut. Notwithstanding anything contained herein to the contrary all costs associated with such proceeding shall borne by the Company.

23.      COVENANT NOT TO COMPETE UPON ELECTION OF COMPANY

           (a) During the period of 30 days following the termination of the employment of the Executive during the Term (other than termination pursuant to Section 8 (c) (A) or Section 8 (c) (C) ), the Company shall have the option, but not the obligation, to deliver to the Executive a written notice of the election of the Company to invoke the covenant not to compete contained in Section 23 (b) hereof.

           (b) Upon timely receipt by the Executive of a notice specified in Paragraph 23 (a) hereof, the Executive shall not, for a period of two years, engage in the business of (i) the offering of service contracts to consumers through retailers, dealers, distributors and manufacturers, or (ii) administering service contracts offered by others to consumers through retailers, dealers, distributors and manufacturers. Nothing herein shall impair the ability of the Executive to engage in any other activity not specified in the immediately preceding sentence, including, without limitation, offering service contracts or administering service contracts offered to consumers other than through retailers, dealers, distributors and manufacturers.

           (c) Upon the election of the Company to invoke the provisions of this
Section 23, and simultaneously with the submission of the notice specified in paragraph 23(a), the Company shall issue to the Executive One Hundred Thousand (100,000) shares of Common Stock.

           (d) The obligations of the Executive under this Section 23 shall terminate upon the breach by the Company of any obligation to the Executive pursuant to this Agreement or any other agreement.

         IN WITNESS WHEREOF, the Company and Executive have duly executed this Agreement as of the day and year first written above.

                                          WARRANTECH CORPORATION


                                          By:

                                           /s/Richard Gavino
                                           -----------------
                                          Richard Gavino
                                          Chief Financial Officer


                                          /s/ Joel San Antonio
                                          --------------------
                                          Joel San Antonio





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